CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 25, 2007, relating to the financial statements and financial highlights which appear in the November 30, 2006 Annual Reports to Shareholders of Columbia Tax-Exempt Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2007